Exhibit 99.1

CONTACT:
Paul Goldberg
Vice President - Investor Relations
(212) 922-1640

DOVER REPORTS SECOND QUARTER 2013 RESULTS; PROVIDES FULL-YEAR OUTLOOK

•	Reports quarterly revenue of $2.2 billion, an increase of 9% over the prior year

•	Delivers quarterly diluted earnings per share from continuing operations of $1.70, an increase of 55% over last year

•	Achieves adjusted quarterly diluted earnings per share from continuing operations of $1.36, excluding tax benefits of $0.36 and Knowles spin off costs of $0.02, up 24% from an adjusted prior year

•	Reaffirms outlook for full year revenue growth at 7% to 9%

•	Expects diluted earnings per share from continuing operations to be in the range of $5.56 to $5.71 after raising the low end of the range, and including tax benefits and incurred spin off costs

Downers Grove, Illinois, July 18, 2013 — Dover (NYSE: DOV) announced today that for the second quarter ended June 30, 2013, revenue was $2.2 billion, an increase of 9% over the prior year period. The revenue increase was driven by organic growth of 5%, an increase of 4% from acquisitions, and a minor impact from foreign exchange. Earnings from continuing operations were $294.4 million, or $1.70 diluted earnings per share (“EPS”), compared to $205.2 million, or $1.10 EPS, in the prior year period, representing increases of 43% and 55%, respectively. EPS from continuing operations includes discrete tax items of $0.36 EPS and Knowles spin off costs of $0.02 EPS recognized in the current quarter. Excluding these items, adjusted EPS from continuing operations for the second quarter of 2013 was $1.36, reflecting an increase of 24% over EPS of $1.10 in the prior year period.

Revenue for the six months ended June 30, 2013 was $4.3 billion, an increase of 7% over the prior year, reflecting organic growth of 2%, a 5% increase from acquisitions, and a minor impact from foreign exchange. Earnings from continuing operations for the six months ended June 30, 2013 were $491.3 million, or $2.82 EPS, compared to $391.6 million, or $2.10 EPS in the prior year period, representing increases of 25% and 34%, respectively. EPS from continuing operations during this period includes discrete tax items of $0.38 EPS and Knowles spin off costs of $0.02 EPS, compared to ($0.01) EPS of discrete tax items in the prior year. Excluding these items, adjusted EPS from continuing operations for the six months ended June 30, 2013 was $2.46, an increase of 17% over an adjusted EPS of $2.11 in the prior year.

Commenting on the second quarter results, Dover's President and Chief Executive Officer, Robert A. Livingston, said, “I am very pleased with our results for the second quarter and the actions we've taken to strengthen our company. The quarter was driven by broad-based growth, particularly among our businesses serving the consumer electronics and refrigeration markets, with solid contribution from our energy and fluids businesses. In all, we posted strong revenue growth of 9%. Segment margin also expanded, where improved performance at Printing & Identification and Engineered Systems helped drive segment margin to 17.3%, a 30 basis point improvement over last year.”

“We also made progress on several important strategic actions in the quarter. We continued to execute on our share repurchase program, completed four small synergistic acquisitions, and most importantly, announced our intention to spin off several businesses within our Communication Technologies segment to our shareholders, which is progressing as planned. Taken together, these actions demonstrate Dover's ongoing commitment to create significant shareholder value.”

“Looking ahead, 2013 remains largely consistent with the view we previously shared. We continue to expect full year organic revenue growth of 3% to 5%, complemented by acquisition growth of 4%, resulting in total revenue growth of 7% to 9%. Based on our solid second quarter performance, we are taking up the low end of our earnings guidance range. In addition, we are adjusting full year guidance to include discrete tax benefits and incurred spin off costs. As a result, our revised guidance for full year EPS is now $5.56 to $5.71. This range does not include any prospective Knowles spin off costs to be incurred in the next several quarters.”

Net earnings for the second quarter of 2013 were $330.0 million or $1.91 EPS, including earnings from discontinued operations of $35.7 million, or $0.21 EPS, compared to net earnings of $214.1 million, or $1.15 EPS, for the same period of 2012, which included earnings from discontinued operations of $8.9 million, or $0.05 EPS. Reflected within discontinued operations was a goodwill impairment charge of $18.7 million, net of tax, or $0.11 EPS, connected with the anticipated sale of our electronic test and assembly businesses, and discrete tax benefits of $42.7 million, or $0.25 EPS.

Net earnings for the six months ended June 30, 2013 were $540.1 million, or $3.10 EPS, including net earnings from discontinued operations of $48.7 million, or $0.28 EPS, compared to net earnings of $410.2 million, or $2.20 EPS, for the same period of 2012, which included net earnings from discontinued operations of $18.6 million or $0.10 EPS. Reflected within discontinued operations was a goodwill impairment charge of $18.7 million, net of tax, or $0.11 EPS, connected with the anticipated sale of our electronic test and assembly businesses, and discrete tax benefits of $52.4 million, or $0.30 EPS.

Dover will host a webcast of its second quarter 2013 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Thursday, July 18, 2013. The webcast can be accessed on the Dover website at www.dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s second quarter results and its operating segments can also be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenues of over $8 billion. For over 50 years, Dover has been delivering outstanding products and services that reflect its market leadership and commitment to operational and technical excellence. The Company's entrepreneurial business model encourages, promotes and fosters deep customer engagement which has led to Dover's well-established and valued reputation for providing superior customer service and industry-leading product innovation. Dover focuses on innovative equipment and components, specialty systems and support services through its four major operating segments: Communication Technologies, Energy, Engineered Systems and Printing & Identification. Headquartered in Downers Grove, Illinois, Dover employs 35,000 people worldwide. Dover is traded on the New York Stock Exchange under “DOV.” Additional information is available on our website at www.dovercorporation.com.

Forward-Looking Statement:

This press release contains “forward-looking” statements within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating and strategic plans, income, earnings, cash flows, changes in operations, operating improvements, industries in which Dover businesses operate and the U.S. and global economies. Statements in this press release that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “indicates,” “suggests,” “will,” “plans,” “supports,” “projects,” “should,” “would,” “could,” “forecast” and “management is of the opinion,” or the use of the future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, the state of the worldwide economy and sovereign credit, especially in Europe; political events that could impact the worldwide economy; the impact of natural disasters and their effect on global supply chains and energy markets; current economic conditions and uncertainties in the credit and capital markets; instability in countries where Dover conducts business; the ability of Dover's businesses to expand into new geographic markets and to anticipate and meet customer demands for new products and product enhancements; increased competition and pricing pressures in the markets served by Dover's businesses; the impact of the proposed spin off and our ability to consummate it on the anticipated time line or terms; the terms and timing of the sale of any business in discontinued operations; the impact of loss of a single-source manufacturing facility; changes in customer demand or loss of a significant customer; the relative mix of products and services which impacts margins and operating efficiencies; short-term capacity constraints; increases in the cost of raw materials; domestic and foreign governmental and public policy changes including environmental regulations, conflict minerals disclosure requirements, and tax policies (including domestic and international export subsidy programs, R&E credits and other similar programs); protection and validity of patent and other intellectual property rights; the ability to identify and successfully consummate value-adding acquisition opportunities; Dover's ability to achieve expected savings from integration, synergy and other cost-control initiatives; unforeseen developments in contingencies such as litigation; international economic conditions including interest rate and currency exchange rate fluctuations; possible future terrorist threats and their effect on the worldwide economy; and a downgrade in Dover's credit ratings. Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. Dover undertakes no obligation to update any forward-looking statement, except as required by law.

INVESTOR SUPPLEMENT - SECOND QUARTER 2013

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue	$2,228,763	$2,038,289	$4,268,336	$3,992,903
Cost of goods and services	1,372,811	1,261,187	2,635,762	2,469,721
Gross profit	855,952	777,102	1,632,574	1,523,182
Selling and administrative expenses	505,628	466,089	990,049	920,078
Operating earnings	350,324	311,013	642,525	603,104
Interest expense, net	30,280	29,715	60,524	59,746
Other expense (income), net	2,543	364	(2,176)	2,149
Earnings before provision for income taxes and discontinued operations	317,501	280,934	584,177	541,209
Provision for income taxes	23,149	75,778	92,836	149,644
Earnings from continuing operations	294,352	205,156	491,341	391,565
Earnings from discontinued operations, net	35,697	8,945	48,711	18,599
Net earnings	$330,049	$214,101	$540,052	$410,164

Comprehensive earnings	$332,989	$120,514	$511,713	$357,819

Basic earnings per common share:
Earnings from continuing operations	$1.72	$1.12	$2.85	$2.13
Earnings from discontinued operations, net	0.21	0.05	0.28	0.10
Net earnings	1.93	1.17	3.13	2.23

Weighted average shares outstanding	171,111	183,494	172,273	183,625

Diluted earnings per common share:
Earnings from continuing operations	$1.70	$1.10	$2.82	$2.10
Earnings from discontinued operations, net	0.21	0.05	0.28	0.10
Net earnings	1.91	1.15	3.10	2.20

Weighted average shares outstanding	173,097	185,780	174,325	186,171

Dividends paid per common share	$0.35	$0.315	$0.70	$0.63

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2013			2012
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2012
REVENUE
Communication Technologies	$372,790	$401,477	$774,267	$357,575	$361,689	$719,264	$396,470	$400,851	$1,516,585

Energy	561,198	573,471	1,134,669	531,570	538,786	1,070,356	562,263	539,985	2,172,604

Engineered Systems
Fluid Solutions	203,991	226,882	430,873	180,364	211,974	392,338	218,324	206,500	817,162
Refrigeration & Industrial	664,294	777,396	1,441,690	642,213	674,501	1,316,714	674,116	613,012	2,603,842
Eliminations	(352)	(383)	(735)	(453)	(352)	(805)	(319)	(336)	(1,460)
	867,933	1,003,895	1,871,828	822,124	886,123	1,708,247	892,121	819,176	3,419,544

Printing & Identification	237,877	250,646	488,523	243,570	251,875	495,445	246,945	254,141	996,531

Intra-segment eliminations	(225)	(726)	(951)	(225)	(184)	(409)	(194)	(322)	(925)

Total consolidated revenue	$2,039,573	$2,228,763	$4,268,336	$1,954,614	$2,038,289	$3,992,903	$2,097,605	$2,013,831	$8,104,339

NET EARNINGS
Segment Earnings:
Communication Technologies	$44,208	$51,789	$95,997	$46,556	$50,322	$96,878	$63,706	$58,376	$218,960
Energy	139,545	132,926	272,471	132,115	133,936	266,051	139,038	133,561	538,650
Engineered Systems	117,178	165,440	282,618	122,092	133,808	255,900	144,245	101,807	501,952
Printing & Identification	29,752	35,967	65,719	26,089	28,918	55,007	39,502	40,650	135,159
Total Segments	330,683	386,122	716,805	326,852	346,984	673,836	386,491	334,394	1,394,721
Corporate expense / other (1)	33,763	38,341	72,104	36,546	36,335	72,881	32,001	31,127	136,009
Net interest expense	30,244	30,280	60,524	30,031	29,715	59,746	30,399	30,996	121,141
Earnings from continuing operations before provision for income taxes	266,676	317,501	584,177	260,275	280,934	541,209	324,091	272,271	1,137,571
Provision for income taxes	69,687	23,149	92,836	73,866	75,778	149,644	90,761	64,047	304,452
Earnings from continuing operations	196,989	294,352	491,341	186,409	205,156	391,565	233,330	208,224	833,119
Earnings (loss) from discontinued operations, net	13,014	35,697	48,711	9,654	8,945	18,599	7,716	(48,364)	(22,049)
Net earnings	$210,003	$330,049	$540,052	$196,063	$214,101	$410,164	$241,046	$159,860	$811,070

SEGMENT OPERATING MARGIN
Communication Technologies	11.9%	12.9%	12.4%	13.0%	13.9%	13.5%	16.1%	14.6%	14.4%
Energy	24.9%	23.2%	24.0%	24.9%	24.9%	24.9%	24.7%	24.7%	24.8%
Engineered Systems	13.5%	16.5%	15.1%	14.9%	15.1%	15.0%	16.2%	12.4%	14.7%
Printing & Identification	12.5%	14.3%	13.5%	10.7%	11.5%	11.1%	16.0%	16.0%	13.6%
Total Segment	16.2%	17.3%	16.8%	16.7%	17.0%	16.9%	18.4%	16.6%	17.2%

DEPRECIATION AND AMORTIZATION EXPENSE
Communication Technologies	$35,501	$37,719	$73,220	$31,513	$32,828	$64,341	$32,997	$35,281	$132,619
Energy	26,298	26,599	52,897	21,184	23,533	44,717	24,639	25,721	95,077
Engineered Systems	31,551	32,282	63,833	19,582	23,913	43,495	23,060	27,066	93,621
Printing & Identification	7,630	7,606	15,236	8,331	8,496	16,827	8,777	7,998	33,602
Corporate	859	1,026	1,885	700	765	1,465	842	359	2,666
	$101,839	$105,232	$207,071	$81,310	$89,535	$170,845	$90,315	$96,425	$357,585

(1) Includes $3.3 million of incurred Knowles spin off costs in Q2 2013.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2013			2012
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2012
BOOKINGS
Communication Technologies	$379,122	$422,293	$801,415	$347,291	$387,058	$734,349	$411,005	$363,624	$1,508,978

Energy	620,640	525,612	1,146,252	585,775	530,352	1,116,127	526,824	550,091	2,193,042

Engineered Systems
Fluid Solutions	223,764	213,359	437,123	184,711	204,139	388,850	197,767	209,872	796,489
Refrigeration & Industrial	755,026	784,904	1,539,930	711,911	666,223	1,378,134	600,065	606,931	2,585,130
Eliminations	(373)	(432)	(805)	(408)	(376)	(784)	(258)	(399)	(1,441)
	978,417	997,831	1,976,248	896,214	869,986	1,766,200	797,574	816,404	3,380,178

Printing & Identification	237,217	259,282	496,499	249,773	251,733	501,506	244,611	252,937	999,054

Intra-segment eliminations	(720)	(137)	(857)	(609)	(221)	(830)	(759)	(1,020)	(2,609)

Total consolidated bookings	$2,214,676	$2,204,881	$4,419,557	$2,078,444	$2,038,908	$4,117,352	$1,979,255	$1,982,036	$8,078,643

BACKLOG
Communication Technologies	$458,765	$480,426		$451,110	$476,745		$491,041	$453,172

Energy	311,793	255,544		296,360	282,364		248,233	256,093

Engineered Systems
Fluid Solutions	178,854	184,142		191,327	172,300		156,191	160,890
Refrigeration & Industrial	592,922	597,838		598,910	586,824		515,285	516,559
Eliminations	(178)	(227)		(132)	(155)		(94)	(157)
	771,598	781,753		790,105	758,969		671,382	677,292

Printing & Identification	95,353	103,864		102,117	98,216		98,356	97,857

Intra-segment eliminations	(886)	(578)		(986)	(648)		(324)	(591)

Total consolidated backlog	$1,636,623	$1,621,009		$1,638,706	$1,615,646		$1,508,688	$1,483,823

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

	2013			2012
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2012
Basic earnings (loss) per common share:
Continuing operations	$1.14	$1.72	$2.85	$1.01	$1.12	$2.13	$1.28	$1.17	$4.59
Discontinued operations	0.08	0.21	0.28	0.05	0.05	0.10	0.04	(0.27)	(0.12)
Net earnings	1.21	1.93	3.13	1.07	1.17	2.23	1.33	0.90	4.47

Diluted earnings (loss) per common share:
Continuing operations	$1.12	$1.70	$2.82	$1.00	$1.10	$2.10	$1.27	$1.16	$4.53
Discontinued operations	0.07	0.21	0.28	0.05	0.05	0.10	0.04	(0.27)	(0.12)
Net earnings	1.20	1.91	3.10	1.05	1.15	2.20	1.31	0.89	4.41

Adjusted diluted earnings per common share (calculated below):
Continuing operations	$1.10	$1.36	$2.46	$1.01	$1.10	$2.11	$1.25	$1.09	$4.44

Net earnings (loss) and average shares used in calculated earnings (loss) per share amounts are as follows:

Net earnings (loss):
Continuing operations	$196,989	$294,352	$491,341	$186,409	$205,156	$391,565	$233,330	$208,224	$833,119
Discontinued operations	13,014	35,697	48,711	9,654	8,945	18,599	7,716	(48,364)	(22,049)
Net earnings	210,003	330,049	540,052	196,063	214,101	410,164	241,046	159,860	811,070

Average shares outstanding:
Basic	173,448	171,111	172,273	183,737	183,494	183,625	181,763	177,257	181,551
Diluted	175,567	173,097	174,325	186,706	185,780	186,171	183,932	179,365	183,993

Note:
Earnings from continuing operations are adjusted by discrete tax items and incurred Knowles spin off costs to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2013			2012
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2012
Adjusted earnings from continuing operations:
Earnings from continuing operations	$196,989	$294,352	$491,341	$186,409	$205,156	$391,565	$233,330	$208,224	$833,119
Gains (losses) from discrete and other tax items	4,525	61,477	66,002	(1,610)	(372)	(1,982)	4,513	13,606	16,137
Knowles spin off costs	—	(3,322)	(3,322)	—	—	—	—	—	—
Adjusted earnings from continuing operations	$192,464	$236,197	$428,661	$188,019	$205,528	$393,547	$228,817	$194,618	$816,982

Adjusted diluted earnings per common share:
Earnings from continuing operations	$1.12	$1.70	$2.82	$1.00	$1.10	$2.10	$1.27	$1.16	$4.53
Gains (losses) from discrete and other tax items	0.02	0.36	0.38	(0.01)	—	(0.01)	0.02	0.07	0.09
Knowles spin off costs	—	(0.02)	(0.02)	—	—	—	—	—	—
Adjusted earnings from continuing operations	$1.10	$1.36	$2.46	$1.01	$1.10	$2.11	$1.25	$1.09	$4.44

* Per share data may not add due to rounding.

DOVER CORPORATION
QUARTERLY FREE CASH FLOW
(unaudited)(in thousands)

	2013			2012
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2012
Cash flow from operating activities	$78,326	$304,729	$383,055	$161,327	$243,363	$404,690	$285,811	$570,659	$1,261,160
Less: Additions to property, plant and equipment	(47,153)	(53,284)	(100,437)	(68,249)	(72,758)	(141,007)	(67,842)	(88,163)	(297,012)
Free cash flow	$31,173	$251,445	$282,618	$93,078	$170,605	$263,683	$217,969	$482,496	$964,148

Free cash flow as a percentage of earnings from continuing operations	15.8%	85.4%	57.5%	49.9%	83.2%	67.3%	93.4%	231.7%	115.7%

Free cash flow as a percentage of revenue	1.5%	11.3%	6.6%	4.8%	8.4%	6.6%	10.4%	24.0%	11.9%